Bank Mizrahi

Finance and International Trade Sector

105 Allenby Street,

Tel Aviv 65134

Discount Proposal

22.2.2011

To  Mr.  Bary Oren

InspireMD Ltd.

Fax 3-6917692

Subject:  Terms for Factoring of Letter of Credit Number ex/61610/2/33412 for $1,200,000, payment date August 1, 2011 ( the “LC”) without recourse.

We would like to inform you that we are willing to factor, without recourse, the discussed LC that was opened by Kotak Mahindra Bank of India (the “Bank”).

1.	The factoring is being offered per the following terms:

•	The documents that will be presented to us will match all the conditions of the LC.

•	The Bank overseas will check the documents and will approve via SWIFT that the documents are correct and were received by it.

•	For payment at the time that was set per the LC.

•	The factoring will be executed after receipt from the issuing bank authorization of payment date.

•	Assignment of Rights will be signed per the drafting of the bank (see attached)

2.	Cost of the Factoring:

•	Interest – Libor plus 1.75%

•	Factoring commissions 0.05%

The calculation will be made by the Straight  Discount method from the date of factoring until the date of payment with zero days grace  and according to 360/365 days per year.

3.	If the Bank charges us for any fees associated with the payment, these fees will be charged to you.

4.	You will assign us all your rights regarding the LC in an irrevocable definitive assignment.

5.	Our proposal is in effect until Feb. 28, 2011.

We would appreciate you approving receipt of this proposal and its terms that appear in it by your signature in the designated place on the page.

Sincerely,

Bank Mizrahi

Finance and International Trade Sector

Authorization of Receipt of Proposal by Customer

The signed below who’s details appear above is requesting form Bank Mizrahi to execute the factoring as discussed.

Signature by  InspireMD Ltd   Feb. 22, 2011

To Bank Mizrahi Ltd

Finance and International Trade Sector

Feb. 22, 2011

Dear Sirs,

Subject:  Non Recourse Assignment of Rights (LC)

Whereas an LC on our behalf number 4LYE-731 in which we are the beneficiary from the day October 26, 2011 by Kotak Mahindra Bank Ltd. India (the “Bank”) for payment date of August 1, 2011 (the “LC”).

Whereas per the LC we have financial rights to receive an amount of $1,200,000 from the Bank (the “Financial Rights”).

Whereas we would like to assign to you our Financial Rights mentioned above in the framework of the factoring of the LC as agreed between us on Feb. 22, 2011 (date of signature by customer on factoring terms).

Thus:

I the undersigned  ID Number / Company Number:

Assign to you with this complete and definitive non recourse assignement all of our Financial Rights listed above.

We declare and approve that by crediting our account number 195242 branch 94 in the amount of 1,187,844.50 (the amount of factoring after interest and commissions) will be have received full compensation regarding the factoring.  This assignment is definite with without recourse.

We declare that no claim exists on the LC and that the buyer who opened the LC has no claims upon us regarding the deal, in which the LC was issued.

The signing of this will obligate us together and as individual.

Witnesses Signature:

InspireMD Ltd. Company No. 513679431	InspireMD Ltd. Company No. 513679431

For Internal Use:

I the Undersigned ____________________ (Left Blank) authorizes that the Letter of Assignment was signed by a signature that obligates the assignment by signature specimen and signatory rights that were provided to the branch.  I hereby authorize that I checked the liens of the customer, account _______(left blank), branch _________ (left blank) and it is possible to execute the factoring of the LC.

_____________________________
Signature of the Branch Manager /Authorized Signature (Left Blank)